                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                              PEOPLESUPPORT, INC.

                            (A DELAWARE CORPORATION)

                        ADOPTED AS OF NOVEMBER 19, 1999

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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                                     OFFICES

1.1      Registered Office .............................................       1
1.2      Other Offices .................................................       1

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

2.1      Annual Meeting ................................................       1
2.2      Special Meetings ..............................................       1
2.3      Notices .......................................................       1
2.4      Stockholder Lists .............................................       2
2.5      Quorum and Adjournments .......................................       2
2.6      Majority ......................................................       2
2.7      Voting ........................................................       2
2.8      Consent of Absentees ..........................................       2
2.9      Action Taken Without a Meeting ................................       3
2.10     Inspectors of Election ........................................       3

                                    ARTICLE 3

                                    DIRECTORS

3.1      Powers ........................................................       3
3.2      Number, Election and Term of Office ...........................       4
3.3      Vacancies .....................................................       4
3.4      Annual Meetings ...............................................       4
3.5      Regular Meetings ..............................................       4
3.6      Special Meetings ..............................................       4
3.7      Quorum and Majority ...........................................       4
3.8      Telephonic Meeting ............................................       4
3.9      Committees ....................................................       4
3.10     Action Taken Without a Meeting ................................       5
3.11     Compensation of Directors .....................................       5
3.12     Interested Directors ..........................................       5

                                    ARTICLE 4

                                    OFFICERS

4.1      Officers and Elections ........................................       6
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                                TABLE OF CONTENTS
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4.2      Removal .......................................................       6
4.3      Resignation ...................................................       6
4.4      Terms of Office and Vacancies .................................       6
4.5      Salaries ......................................................       6
4.6      Chairman of the Board .........................................       6
4.7      President .....................................................       6
4.8      Vice President ................................................       6
4.9      Secretary .....................................................       7
4.10     Assistant Secretary ...........................................       7
4.11     Treasurer .....................................................       7
4.12     Assistant Treasurer ...........................................       7

                                    ARTICLE 5

                              CERTIFICATES OF STOCK

5.1      Entitlement ...................................................       8
5.2      Facsimile Signatures ..........................................       8
5.3      Lost Certificates .............................................       8
5.4      Transfer of Stock .............................................       8
5.5      Fixing a Record Date ..........................................       8
5.6      Registered Stockholders .......................................       9

                                    ARTICLE 6

                          INDEMNIFICATION AND INSURANCE

6.1      Right to Indemnification ......................................       9

         (a)      Persons Entitled to Indemnification ..................       9
         (b)      Scope of Indemnification .............................       9
         (c)      Expenses Indemnified .................................      10
         (d)      Survival .............................................      10
         (e)      Limitation of Indemnification ........................      10

6.2      Repayment of Indemnified Expenses .............................      10
6.3      Indemnification of Other Persons ..............................      10
6.4      Right of Claimant to Bring Suit ...............................      10
         (a)      Valid Defenses to the Claimant's Action ..............      10
         (b)      Invalid Defenses to the Claimant's Action ............      11
6.5      Non-Exclusivity of Rights .....................................      11
6.6      Insurance .....................................................      11
6.7      Expenses as a Witness .........................................      11
6.8      Indemnity Agreements ..........................................      11
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                                TABLE OF CONTENTS
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                                    ARTICLE 7

                               GENERAL PROVISIONS

7.1      Dividends .....................................................      11
7.2      Reserves ......................................................      11
7.3      Checks, Notes, Instruments, Etc ...............................      12
7.4      Seal ..........................................................      12
7.5      Fiscal Year ...................................................      12
7.6      Waiver of Notice ..............................................      12
7.7      Registrars and Transfer Agents ................................      12
7.8      Amendments ....................................................      12
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                      CERTIFICATE OF SECRETARY OF SECRETARY

                                     -iii-

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                                     BYLAWS

                                       OF

                               PEOPLESUPPORT, INC.

                            (A DELAWARE CORPORATION)

                                    ARTICLE 1
                                     OFFICES

         1.1 Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

         1.2 Other Offices. The Corporation may additionally have offices at such other places, both within and without the State of Delaware, as the board of directors from time to time may determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         2.1 Annual Meeting. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the board of directors.

         2.2 Special Meetings. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

         2.3 Notices. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the hoard of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage prepaid.

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         2.4      Stockholder Lists. The officer having charge of the stock
ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetic order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole rime thereof, and may be inspected by any stockholder who is present.

         2.5 Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty (30) days or unless a new record date is set for the reconvened meeting, no notice of the reconvened meeting need be given to any stockholder, provided that the time and place of the reconvened meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting. At the reconvened meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         2.6 Majority. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         2.7 Voting. Every stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         2.8 Consent of Absentees. The transactions of any meeting of stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum was present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a

                                       2

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 written waiver of notice or a consent to the holding of such meeting, or an approval of minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         2.9 Action Taken Without a Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may he taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Every written consent shall bear the date of signature of each stockholder or member who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the General Corporation Law of Delaware, written consents signed by sufficient number of holders or members to take this action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or an agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         2.10 Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any person(s), other than nominees for office, inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the president may, and on the request of any stockholder or his proxy, shall, make such appointment at the meeting. The number of inspectors shall be either one
(1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one (1) or three (3) inspectors shall be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the president. The duty of such inspector shall include the following: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum and the authenticity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the results; and such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

                                    ARTICLE 3
                                    DIRECTORS

         3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or to be done by the stockholders.

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         3.2      Number, Election and Term of Office. The number of the
directors of the Corporation shall be as set forth in the Corporation's certificate of incorporation, until changed by amendment of the certificate of incorporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Paragraph 3.3 of this Article, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected any special meeting of shareholders held for that purpose. Each director elected shall hold office until the next annual meeting and until a successor has been elected and qualified.

         3.3 Vacancies. Except as otherwise provided in the Corporation's certificate of incorporation, vacancies and newly created directorships may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

         3.4 Annual Meetings. The annual meeting of each newly elected board of directors shall be held at such time and place as is specified by the stockholders at the meeting at which the directors were elected. If no such time and place is specified by the stockholders, the president shall specify such time and place and give at least twenty-four (24) hours' notice thereof to each newly elected director, either personally, by telephone, by mail or by telegraph.

         3.5 Regular Meetings. Regular meetings, other than the annual meeting, of the board of directors shall be held not less than quarterly at such times and such places within or without the State of Delaware as shall from time to time be determined by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

         3.6 Special Meetings. Special meetings of the board of directors may be called by the president, any vice president or the secretary, and shall be called by the president upon the express written request of any two directors, on twenty-four (24) hours' prior notice to each director, either personally, by telephone, by mail or by telegraph, at such time and such place within or without the State of Delaware as shall be specified in such notice.

         3.7 Quorum and Majority. At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.8 Telephonic Meeting. Members of the board of directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Paragraph 3.8 shall constitute presence in person at such meeting.

         3.9 Committees. The board of directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in the resolution of the board of directors, or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to he affixed to all papers which may require the same, except as limited by Delaware General Corporation Law. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         3.10 Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings arc filed with the minutes of proceedings of the Board or committee.

         3.11 Compensation of Directors. The board of directors, by resolution adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees designated by the board of directors may be allowed like compensation for their services to the Corporation.

         3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                    ARTICLE 4
                                    OFFICERS

         4.1 Officers and Elections. The officers of the Corporation shall be chosen by the board of directors and shall consist of a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may leave unfilled for any period as it may deem necessary or advisable any office except the offices of president, secretary and treasurer.

         4.2 Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer elected or appointed by the board of directors may be removed by the board of directors at any time, with or without cause.

         4.3 Resignation. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contracts to which the officer is a party.

         4.4 Terms of Office and Vacancies. The officers of the Corporation shall hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation, by death, resignation or otherwise, shall be filled by the board of directors.

         4.5 Salaries. Salaries of all officers shall be fixed by the board of directors.

         4.6 Chairman of the Board. The chairman of the board shall, when present preside at all meetings of the stockholders and of the board of directors and, subject to these bylaws, shall exercise such other powers and shall perform such other duties as may from time to time be prescribed by the board of directors.

         4.7 President. The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         4.8 Vice President. In the absence of the president or in the event of his inability or refusal to act, the vice president, or if there be more than one, the vice presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         4.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         4.10 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         4.11 Treasurer. The treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

                  The treasurer may disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of transactions and of the financial condition of the Corporation.

                  If required by the board of directors, the treasurer shall give to the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         4.12 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE 5
                              CERTIFICATES OF STOCK

         5.1 Entitlement. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the chairman or vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by him in the Corporation.

         5.2 Facsimile Signatures. Any signature on the certificate may be facsimile, other than the counter-signature (a) of a transfer agent other than the Corporation or its employee, or (b) of a registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         5.3 Lost Certificates. The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give to the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         5.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         5.5 Fixing a Record Date. The board of directors may fix in advance a date, not more than sixty (60) nor fewer than ten (10) days, preceding the date of any meeting of the stockholders, or the date for the payment of any dividend or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitlement to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such

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meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consents, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the Corporation as provided in Article 2.9 of these Bylaws; the record date for determining stockholders for any other purpose shall be at the close of business on the day which the board of directors adopts the resolution relating thereof; and a determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         5.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                    ARTICLE 6
                          INDEMNIFICATION AND INSURANCE

         6.1      Right to Indemnification .

                  (a) Persons Entitled to Indemnification. Subject to applicable law as existing or hereafter amended, the Corporation will indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation ("INDEMNITEE"). Further, this indemnification right will extend to each person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

                  (b) Scope of Indemnification. The indemnification right will extend to persons entitled to such right whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent.

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                  (c)      Expenses Indemnified. The Corporation will indemnify
         persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

                  (d) Survival. The indemnification right outlined in this paragraph 6 will continue as to a person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee's heirs, executors and administrators.

                  (e) Limitation of Indemnification. The Corporation will indemnify any Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

         6.2 Repayment of Indemnified Expenses. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition ("ADVANCE PAYMENT"). Nevertheless, if the GCL so requires, such Advance Payment of expenses incurred by a an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this paragraph, under Delaware law, or otherwise

         6.3 Indemnification of Other Persons. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors, officers, and Advisors as outlined in paragraphs 6.1 and 6.2 above.

         6.4 Right of Claimant to Bring Suit. If a claim brought under paragraphs 6.1, 6.2, or 6.3 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant's suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.

                  (a) Valid Defenses to the Claimant's Action. It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.

                  (b) Invalid Defenses to the Claimant's Action. Neither of the following acts or omissions will be a defense to the claimant's action or create a presumption that the claimant has failed to meet the standard of conduct described in paragraph 6.4(a) above.

                           (1) the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because the claimant has met such standard of conduct; or

                           (2) an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct.

         6.5 Non-Exclusivity of Rights. The right to indemnification and to Advance Payments conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any: (i) statute;
(ii) provision of the Certificate of Incorporation; (iii) bylaw; (iv) agreement;
(v) vote of stockholders; (vi) vote of disinterested directors; or (vii) otherwise.

         6.6 Insurance. Regardless of whether the Corporation would have the power under Delaware law to indemnify itself or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, the Corporation may maintain insurance, at its expense, to protect such persons or entities against any such expense, liability or loss.

         6.7 Expenses as a Witness. The Corporation will indemnify any director, officer, employee or agent of the Corporation who, by reason of such position, or a position with another entity at the request of the Corporation, is a witness in any Proceeding. Such indemnity will cover all costs and expenses actually and reasonably incurred by the witness or on his or her behalf in connection with the Proceeding.

         6.8 Indemnity_Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                                    ARTICLE 7
                               GENERAL PROVISIONS

         7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the certificate of incorporation.

         7.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         7.3 Checks, Notes, Instruments, Etc. All checks or demands for money, notes, instruments or other documents of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. Unless so designated by the Board, no such officer or officers or such other person or persons shall have any power or authority to render the Corporation liable for any purpose or to any amount.

         7.4 Seal. The corporate seal shall be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         7.5 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the board of directors.

         7.6 Waiver of Notice. Whenever any notice is required to be given under the provisions of the laws of the State of Delaware or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as may otherwise be specifically provided by law, any waiver by mail, telegraph, cable or wireless bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any person at any meeting, either in person or by proxy, shall be deemed the equivalent of a waiver in writing duly signed, except where the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         7.7 Registrars and Transfer Agents. The board of directors may appoint one or more registrars of transfer, which shall be incorporated banks or trust companies, either domestic or foreign, and one or more transfer agents or transfer clerks, who shall be appointed at such times and places as the board of directors shall determine.

         7.8 Amendments. Except as set forth in Section 3.2 or any contrary or limiting provisions contained in the Certificate of Incorporation, these bylaws may be altered, amended or repealed, or new bylaws may be adopted by (i) the affirmative vote of the holders of at least a majority of the capital stock (on a fully-diluted basis) of the Corporation, or (ii) the affirmative vote of the majority of the Board at any regular or special meeting, at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. Any Bylaws adopted or amended by the holders of at least a majority of the capital stock (on a fully-diluted basis) may be amended or repealed by the Board or the holders of at least a majority of the capital stock (on a fully-diluted basis) unless otherwise specified herein.

                      CERTIFICATE OF SECRETARY OF SECRETARY

         I, David Nash, do hereby certify:

         1. That I am the duly elected and acting Secretary of PeopleSupport, Inc., a Delaware corporation (the "Corporation"), and;

         2. That the foregoing bylaws constitute the Bylaws of the Corporation duly adopted by the board of directors thereof effective as of November 19, 1999.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation.

                                              /s/ David Nash
                                              ----------------------------------
                                              David Nash, Secretary

                  (c) Expenses Indemnified. The Corporation will indemnify persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

                  (d) Survival. The indemnification right outlined in this paragraph 6 will continue as to a person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee's heirs, executors and administrators.

                  (e) Limitation of Indemnification. The Corporation will indemnify any Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

         6.2 Repayment of Indemnified Expenses. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition ("ADVANCE PAYMENT"). Nevertheless, if the GCL so requires, such Advance Payment of expenses incurred by a an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this paragraph, under Delaware law, or otherwise

         6.3 Indemnification of Other Persons. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors, officers, and Advisors as outlined in paragraphs 6.1 and 6.2 above.

         6.4 Right of Claimant to Bring Suit. If a claim brought under paragraphs 6.1, 6.2, or 6.3 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant's suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.

                  (a) Valid Defenses to the Claimant's Action. It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.

                                       10